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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports, AMB Contributed Properties, dated August 15, 1997, AMB Institutional Realty Advisors, dated August 15, 1997, 1997 Acquired Properties, dated August 31, 1997, and 1996 Acquired Properties, dated August 4, 1997, included in this registration statement of AMB Property Corporation on Form S-11, dated September 18, 1997.


                                              /s/ ARTHUR ANDERSEN LLP



September 18, 1997